Exhibit 10.3

Legacy Education Alliance, Inc.

Restricted Stock Award Grant Notice
(2015 Incentive Plan)

Legacy Education Alliance, Inc. (the "Company"), pursuant to its 2015 Incentive Plan (the "Plan"), hereby awards to Participant that number of restricted shares of the Company's Common Stock set forth below (the "Award"). This Award shall be evidenced by a Restricted Stock Award Agreement (the "Award Agreement"). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement, the Plan and the other attachments hereto, each of which are attached hereto and incorporated herein in their entirety.

Participant: Date of Grant: Vesting Commencement Date: Number of Restricted Shares Subject to Award: Consideration: Continued Services	Iain Edwards July 16, 2015 July 16, 2015 234,375 Participant's services: Chief Operating Officer

Vesting Schedule: The first tranche of 78,125 shares subject to the Award shall vest on the first (1st) anniversary of the Date of Grant; the second tranche of 78,125 shares shall vest on second (2nd) anniversary of the Date of Grant; and the balance of the Awards shall vest on the third (3rd) anniversary of the Date of Grant, all subject to Participant's Continuous Service (as defined in the Award Agreement) through such time.

In addition, if a Change in Control (as defined in the Plan) occurs and your Continuous Service with the Company has not terminated as of, or immediately prior to, the effective time of the Change in Control, then, as of the effective time of such Change in Control, the vesting of your shares shall be accelerated in full.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Award Grant Notice, the Award Agreement, and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Award Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Company's Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

Other Agreements:	None

Legacy Education Alliance, Inc.		PARTICIPANT

By:	/s/ James E. May	/s/ Iain Edwards
	Signature	Signature

Title:	James E. May	Date:	20th / July 2015.
Date:	7/20/15

Attachments:

Attachment I:	Restricted Stock Award Agreement
Attachment II:	2015 Incentive Plan
Attachment III:	Form of Joint Escrow Instructions
Attachment IV:	Form of 83(b) Election